UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2023 (April 26, 2023)

Zura Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40598	98-1725736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4225 Executive Square, Suite 600

La Jolla, CA 92037

(Address of principal executive offices, including zip code)

(858) 247-0520

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	ZURAW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On April 26, 2023, Zura Bio Limited (the “Company” or “Zura”) entered into certain subscription agreements (the “Subscription Agreements”) with certain individual and institutional accredited investors (the “Subscribers”) in connection with the sale by the Company (the “Private Placement”) of Class A ordinary shares, par value $0.0001 per share (the “Shares”) and pre-funded warrants (the “Pre-Funded Warrants”) (collectively, the “Securities”). Pursuant to the terms of the Subscription Agreements, each Share is being sold at a price of $4.25 per Share and each Pre-Funded Warrant is being sold at a price of $4.249 per Pre-Funded Warrant. Each Pre-Funded Warrant has an exercise price of $0.001 per Share and is exercisable for one Share at any time or times on or after April 26, 2023 until exercised in full. The Private Placement is expected to result in gross proceeds to the Company of approximately $80 million cash (subject to Shareholder Approval (as defined below)), before deducting placement agent fees and other offering expenses payable by the Company.

The consummation of the Private Placement will occur in two closings (each, a “Closing”), the initial Closing occurred on May 1, 2023 and the second Closing will occur on such date that is the second business day following the date Shareholder Approval is obtained. At the initial Closing, Subscribers have committed to purchase an aggregate of 3,750,000 Shares for a total of approximately $16 million in gross proceeds to the Company. At the second Closing, Subscribers have committed to purchase an aggregate of 15,073,530 Shares (including 3,782,000 Class A ordinary shares issuable upon exercise of Pre-Funded Warrants) for an additional total of approximately $64 million in gross proceeds to the Company, subject to Shareholder Approval. Upon the second closing, Zura anticipates having approximately $120 million in cash and cash equivalents, which it believes will be sufficient to fund its planned operating expenses and capital expenditure requirements through 2026.

Guggenheim Securities served as lead placement agent for the Private Placement. Chardan and Raymond James also served as co-lead placement agents for the Private Placement.

The Company will hold an extraordinary general meeting of its shareholders at the earliest practical date for the purpose of obtaining shareholder approval of the issuance of all of the Shares and Pre-Funded Warrants at the second Closing, pursuant to the terms of the Subscription Agreements (the “Shareholder Approval”).

None of the Securities sold pursuant the Private Placement are registered under the Securities Act of 1933, as amended (the “Securities Act”). The Shares, the Pre-Funded Warrants and the Class A ordinary shares issuable upon exercise of the Pre-Funded Warrants will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering.

Lilly License

Effective April 26, 2023, our subsidiary ZB17 LLC (“ZB17”) entered into a License, Development and Commercialization Agreement (the “License Agreement”) with Eli Lilly and Company (“Lilly”), pursuant to which Lilly granted to ZB17 an exclusive (even as to Lilly), payment-bearing license (the “Lilly License”) to develop, manufacture and commercialize a certain bispecific antibody relating to IL-17 and BAFF (“ZB-106”) in the field (meaning all uses including any and all human therapeutic, diagnosis, prevention, amelioration and prophylactic uses) worldwide. During certain specified periods, Lilly shall have the exclusive right to evaluate certain clinical trial results and determine whether it wishes to negotiate an agreement for the further development and commercialization of ZB-106 by Lilly. If Lilly provides notice to the Company before the expiry of the applicable period that it wishes to seek to negotiate an agreement, the parties will have good faith negotiations to agree commercially reasonable terms and conditions.

The Lilly License is sublicensable without Lilly’s consent to an affiliate of ZB17, provided that ZB17 provides prior written notice to Lilly. Lilly’s consent is required to sublicense to any third party other than a contact research organization or contract development and manufacturing organization. In all cases the sublicense must have terms consistent with the Lilly License. Neither ZB17 nor Lilly may assign its rights and obligations without the other party’s prior written consent, unless such transfer is to an affiliate or in the event of a change of control, in which case notice must be provided.

Lilly retains certain rights under the License Agreement, including its unrestricted ability to use certain intellectual property rights related to ZB-106 for Lilly’s and its affiliates’ research purposes.

If ZB17 fails to comply with any of its obligations under the License Agreement, Lilly may have the right to terminate the License, in which event the Company would not be able to market any product related to ZB-106.

As a result of the license, ZB17 will pay Lilly an irrevocable, non-refundable upfront fee of $15,000,000 divided into three tranches: the first tranche of $5,750,000 will be due and payable within ten business days after April 26, 2023; the second tranche will consist of 1,000,000 Shares issued pursuant to the Equity Grant Agreement (as defined and further described below); and the third tranche will be due and payable within ten business days of ZB17’s receipt of certain know-how, data, information and materials that Lilly is required to provide under the License Agreement. In addition, ZB17 agreed to the following terms related to the Lilly license payable to Lilly and third parties:

•	pay development and one-time milestone payments up to an aggregate of $195 million;

•	pay sales milestone payments up to an aggregate of $440 million; and

•	pay over a multi-year period (twelve years, or upon the later expiration of regulatory exclusivity of ZB-106 in a country) an annual earned royalty at a marginal royalty rate in the mid-single digits to low-double digits, with increasing rates depending on net sales (as defined in the License Agreement) in the respective calendar year, based on a percentage of sales within varying thresholds for a certain period of years.

Pursuant to the License Agreement, ZB17 is required to prepare a development plan to develop and seek regulatory approval for ZB-106 in several countries and then to commercialize each product where regulatory approval is obtained. If ZB17 fails to comply with the obligations under the License Agreement, or if ZB17 uses the licensed intellectual property in an unauthorized manner, ZB17 may be required to pay damages and Lilly may have the right to terminate the license.

Upon expiry of the License Agreement, the Lilly License shall become fully paid-up, non-exclusive, royalty-free, perpetual and irrevocable.

No royalty or milestone payments have been paid to date under the License Agreement.

Equity Grant Agreement

Concurrently with the execution of the License Agreement, as partial consideration for Lilly entering into the License Agreement, the Company and Lilly entered into that certain Equity Grant Agreement (the “Equity Grant Agreement”), dated as of April 26, 2023, pursuant to which the Company agreed to issue and grant to Lilly 1,000,000 Shares (the “Lilly Shares”) in a private placement transaction. The Equity Grant Agreement also contains customary representations, warranties, and covenants of each of the Company and Lilly. The closing under the Equity Grant Agreement will occur on May 3, 2023. Other than the benefit of the License Agreement with ZB17, the Company will not receive any consideration from Lilly for the issuance of the Lilly Shares.

In connection with the Equity Grant Agreement, the Company agreed to register the Lilly Shares under a Registration Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement will govern the registration of the Lilly Shares for resale and includes certain customary registration rights requiring the company to file a registration statement with respect to the Lilly Shares.

The foregoing descriptions of the terms and conditions of the Subscription Agreements and the Pre-Funded Warrant are not complete and are qualified in their entirety by reference to the full text of the forms of such documents, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 4.1, respectively, and incorporated herein by reference in their entirety. The foregoing descriptions of the terms and conditions of the License Agreement, the Equity Grant Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such documents, which will be attached to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023.

General

The Company notes that the representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and the Securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including the completion of the Private Placement or the satisfaction of customary closing conditions, the intended use of net proceeds therefrom, the potential exercise of warrants, as well as those risks discussed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in other documents that the Company files from time to time with the Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Shares, the Pre-Funded Warrants and the Class A ordinary shares issuable upon exercise of the Pre-Funded Warrants is incorporated herein by reference. The Shares, the Pre-Funded Warrants and Class A ordinary shares issuable upon exercise of the Pre-Funded Warrants will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
4.1	Form of Pre-Funded Warrant to Purchase Ordinary Shares.
10.1	Form of Subscription Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zura Bio Limited

Dated: May 2, 2023
	By:	/s/ Someit Sidhu
Someit Sidhu
Chief Executive Officer